CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1999 included in MarketSpan Corporaiton's Form 10-K for the nine months ended December 31, 1998.


                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

May 22, 1999
New York, New York